UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2018

GOPHER PROTOCOL INC.

(Exact name of registrant as specified in its charter)

(Former Name of Registrant)

Nevada	000-54530	27-0603137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2500 Broadway, Suite F-125, Santa Monica, CA 90404

 (Address of principal executive offices) (zip code)

424-238-4589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01           Other Events

On January 14, 2018, Gopher Protocol Inc. (the “Company”) entered into an Initial Term Agreement (the “ITA”) with Spare CS Inc. (“Spare”), a Delaware corporation, pursuant to which the Company agreed to acquire 50% of the equity of Spare. Spare is a mobile banking app that allows customers to access cash with no ATM, no debit or credit card, and no purchase required from participating merchants.

As set forth in the ITA, the Company agreed to provide Spare with all needed operating costs and will fund $100,000 every three months until Spare is cash flow positive. The Company provided the initial $100,000 on January 16, 2018. D’Ontra Hughes, CEO of Spare, will continue as CEO for 24 months at a salary of $10,000 per month and all current management will remain in place for 12 months. In addition, the Company will issue Spare 1,500,000 shares of common stock and a common stock purchase warrant to acquire 1,000,000 shares of common stock at an exercise price of $3.00 per share for a period of three years. The Company also agreed to place 1,500,000 shares of common stock in escrow as a limited form of price protection for six months.

Although the Company consider the terms in the ITA to be binding and the Company has provided an initial funding of $100,000 to Spare, the closing the transactions is subject to the completion of due diligence and drafting and execution of a definitive purchase agreements and related transaction documents. There is no guarantee that the parties will successfully negotiate and finalize a definitive purchase agreement, that the Board of Directors of each company will approve such agreement or that the transaction set forth in the ITA will close.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01      Financial Statements and Exhibits

(d) List of Exhibits

Exhibit No.	Description of Exhibit
99.1	Initial Term Agreement between Gopher Protocol Inc. and Spare CS Inc. dated January 14, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gopher Protocol Inc.

By:	/s/ Gregory Bauer
Name: Gregory Bauer
Title: CEO

Date: January 16, 2018